FIND/SVP, INC.
                           625 Avenue of the Americas
                            New York, New York 10011

                                                                 October 5, 1998

Mr. Peter Fiorillo
236 East Granada Avenue
Lindenhurst, NY 11757

Dear Peter:

       You and the undersigned, FIND/SVP, Inc. (the "Company"), have discussed your resignation as an officer, director and employee of (a) the Company, and
(b) the Company's subsidiaries ("Subsidiaries") (to the extent you serve therein in any such capacities), for the convenience of the Company in connection with the implementation of its business plans. We have also discussed (w) the return to the Company of (i) any and all stock options (the "Stock Options") you were granted to purchase securities of the Company, and (ii) memoranda, notes, records and other documents (collectively "Documents") made or compiled by you or made available to you during the term of your employment concerning the business of the Company or any of the Subsidiaries (together, the Company"), (x) your agreement, for a period of time, (i) to maintain in confidence proprietary and confidential information of the Company, (ii) not to compete with the core business of the Company, and (iii) not to solicit business relations or employees of the Company to terminate their relationship with the Company, (y) your agreement not to disparage the Company or its officers, directors or employees, and (z) your agreement to confer with the Company on matters in which you were involved to allow an orderly and continuing transition. When agreed to and accepted by you, the following shall set forth our agreement with respect to the foregoing matters.

       1. RESIGNATION; CANCELLATION OF STOCK OPTIONS; RETURN OF DOCUMENTS. Simultaneously with the execution and delivery of this Agreement, you (a) hereby resign as an officer, director and employee of the Company and, where applicable, the Subsidiaries, and (b) are delivering to the Company (i) the Stock Options (for cancellation), and (ii) the Documents. With respect to the Documents, you represent and warrant to the Company that the Documents constitute all of the Documents in your possession or under your control and that you have not retained any copies.

       2. CONFIDENTIALITY; NON-COMPETE; NON-SOLICITATION. For a period of two-years from the date hereof, you covenant and agree that:

          (a) You shall not use for yourself or others, or divulge to others, any proprietary or confidential information of the Company obtained by you as a result of your employment, unless authorized by the Company. For purposes of this Section 2(a), the term "proprietary or confidential information" shall mean all information which is known only to you


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

or to you and the employees, former employees, consultants, or others in a confidential relationship with the Company, and relates to specific matters such as trade secrets, customers, potential customers, vendor lists, pricing and credit techniques, research and development activities, private processes, business plans, technical information, books and records, and any other information which the Company is obligated to keep confidential pursuant to the Company's contractual obligations to third parties, as they may exist from time to time, which you may have acquired or obtained by virtue of work heretofore performed for or on behalf of the Company, or which you may have acquired knowledge of during the performance of said work, and which is not known to others or readily available to others from sources other than you or other employees of the Company, or is not in the public domain.

          (b) In light of the unique and valuable services you have rendered to the Company, your knowledge of the business of the Company and proprietary information relating to the business of the Company and similar knowledge regarding the Company you have obtained during the course of your employment with the Company, and in consideration of this Agreement, you will not compete with the Company's Quick Consulting and Research Service business, or, directly or indirectly, own, manage, operate, control, loan money to, or participate in the ownership, management, operation or control of, or be connected with as a director, officer, employee, partner, consultant, agent, independent contractor or otherwise, or acquiesce in the use of your name in, any other business or organization which competes with the Company's Quick Consulting and Research Service business in any geographical area in which the Company is then conducting business.

          (c) You will not, directly or indirectly, either individually or on behalf of any other person or entity (i) solicit customers, suppliers, or other business relations of the Company for the purpose of interfering with or encouraging them to terminate their relationship with the Company, or (ii) encourage other employees (full-time or part-time) of the Company to terminate their employment with the Company.

       It is  acknowledged  and agreed that the  restrictions  contained in this
Section 2, including without limitation, the time periods and the geographical areas of the restrictions, are fair and reasonable for the protection of the goodwill, the business, and the interests of the Company and its officers, directors, and other employees. It is the desire of both of us that the provisions of this Section 2 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Section 2 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable. Such deletion shall apply only with respect to the operation of such provisions of this Section 2 in the particular jurisdiction in which such adjudication is made. In addition, if the scope of any restriction contained in this Section 2 is too broad to permit enforcement thereof to its fullest extent, then such restriction shall be enforced to the maximum extent permitted by law, and you hereby consent and agree that such scope may be judicially modified in any proceeding brought to enforce such restriction.


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

       In the event of a breach or threatened breach by you of the provisions of this Section 2, the Company shall be entitled to an injunction and such other equitable relief as may be necessary or desirable to enforce the restrictions contained herein without being required to post any bond. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available for such breach or threatened breach or any other breach of this Agreement.

          3. NON-DISPARAGEMENT. You agree not to disparage the Company or any of its current officers, directors or employees in any way whatsoever.

          4. COOPERATION. On reasonable notice, you agree to confer with the Company, at its request, on matters of importance in which you were involved during the term of your employment with the Company for the purpose of enabling the Company to accomplish an orderly and continuing transition. When possible and practical such conference may be by telephone. Without your consent thereto, the time involved shall not exceed three hours in any one week during the first six months after the date hereof nor one hour in any one week thereafter for a period ending two years from the date hereof.

       5. CONSIDERATION TO BE PAID BY THE COMPANY. In consideration of the covenants, agreements, representations and warranties contained in Sections 1, 2, 3 and 4 hereof, the Company agrees:

          (a) For a period of two-years from the date hereof, to pay to you (or your estate in the event of your death), in accordance with the Company's normal payroll procedures for executives of the Company, an amount equal to two-years worth of salary at your current rate of remuneration (an aggregate of $380,000).

          (b) To pay to you, in accordance with the Company's customary practices, a bonus of $30,000 as the pro rata portion of that which you would have received had you been in the employ of the Company on December 31, 1998. You acknowledge that the Company has advanced to you certain expenses for which you have not turned in expense reports. You agree to turn in the expense reports within the next 30 days, and that, to the extent the advances exceed such reports, the Company may offset the advances against the payment due to you hereunder.

          (c) To reimburse you for or to pay on your behalf, to the extent currently being paid for by the Company on your behalf, (i) for a period of up to two-years from the date hereof, the cost of existing medical, dental and life insurance (it being understood that (A) with respect to medical and dental insurance, the Company's obligation shall cease upon your obtaining employment elsewhere and having such benefits available to you and qualifying for the same, and (B) with respect to the life insurance, (1) the cash surrender value shall be used to pay premiums and (2) you shall have the right at any time to buy such policy (or policies, if there is


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

more than one such policy in which your designee is named as beneficiary) - which would end the Company's obligation to pay premiums thereon - by the payment of the cash surrender value thereof to the Company), (ii) for such period of time as remains on the lease for the car provided to you by the Company, the cost of such lease and insurance thereon (it being understood and agreed that the actual lease will be transferred to you, if possible), and,
(iii) for a period of three months from the date hereof, the cost of a voice mail box at the Company.

          (d) That you may keep the personal computer that was utilized in your office at the Company and hereby assigns and transfers to you its full right, title and interest therein.

          (e) To pay directly, within 30 days after receipt of a bill therefor, reasonable legal fees incurred by you in connection with this letter agreement and the predecessor termination agreement prepared by your attorney, which fees will not exceed $7,500.

          (f) To reimburse you, or pay directly, for employment consulting services from Lee Hecht Harrison of New York City (or such other agency as you may wish to use) for a period of one-year from the date hereof or until you find new employment, whichever event occurs first, up to a maximum amount of $25,000.

          A breach by you of any of the covenants, agreements, representations and warranties contained in Sections 1, 2, 3 or 4 hereof, which breach is not cured within seven days after notice thereof is given to you (10 days where notice is given by United States mail), shall render any continuing obligation of the Company hereunder null and void. Once notice is given with respect to a given breach and such breach is cured, the commitment of the same breach thereafter shall not be subject to cure.

       6. INDEMNIFICATION. The Company will continue to indemnify you for your role as an officer and director of the Company to the fullest extent available under the laws of the State of New York consistent with the Company's certificate of incorporation and by-laws and to the full extent offered and provided to other directors and officers of the Company.

       7. NON-DISPARAGEMENT BY THE COMPANY; REFERENCES. The Company agrees not to disparage you in any way whatsoever. The Company agrees to provide references for any positions of which you are a candidate, stating as follows: the dates of your employment by the Company, your job title and responsibilities and your participation in the Company's accomplishments during the term of your employment.

       8. PRESS RELEASE. The Company will issue a press release in a timely manner following its Board of Directors meeting on October 5, 1998 concerning, among other things, your resignation as an officer, director and employee of the Company. To the extent such release makes reference to you, it shall be in form and substance reasonably acceptable to you and the Company and may include Company milestones in which you participated.


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

        9. MUTUAL RELEASES.

          (a) You hereby release the Company and its subsidiaries, officers, directors and employees from any and all claims, liabilities, promises and agreements whatsoever ("Claims") which you or your heirs, executors, administrators, representatives or assigns ever had, now have or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of time to the date hereof; provided, however, that this release shall not apply to and in no way shall affect any Claims under this Agreement.

          (b) The Company, on behalf of itself and each of its subsidiaries, hereby releases you from any and all claims, liabilities, promises and agreements whatsoever ("Claims") which any of them or their successors or assigns ever had, now have or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of time to the date hereof; provided, however, that this release shall not apply to and in no way shall affect any Claims under this Agreement or, arising out of any wilfully intended fraudulent or unauthorized acts on your part.

      10. MISCELLANEOUS.

          (A) NOTICES. Any and all notices, demands, requests or other communication required or permitted by this Agreement or by law to be served on, given to, or delivered to any party hereto by any other party to this Agreement shall be in writing and shall be deemed duly served, given, or delivered when personally delivered to the party to be notified, or in lieu of such personal delivery, when deposited in the United States mail, registered or certified mail, return receipt requested, or when confirmed as received if delivered by overnight courier, addressed to the party to be notified, at the address of the Company at its principal office, as first set forth above, or to you at the address as first set forth above. The Company or Peter Fiorillo may change the address in the manner required by law for purposes of this paragraph by giving notice of the change, in the manner required by this paragraph, to the respective parties.

          (B) AMENDMENT.  This Agreement may not be modified,  changed, amended,
or  altered   except  in  writing   singed  by  you  or  your  duly   authorized
representative, and by the Company.

          (C) GOVERNING LAW. This Agreement shall be interpreted in accordance with the laws of the State of New York. It shall inure to the benefit of and be binding upon the Company, and its successors and permitted assigns, and you, and your heirs, executors, administrators and other representatives. This letter Agreement may not be assigned by you. This Agreement may be assigned by the Company only in connection with the sale or other transfer of all or substantially all of the its assets and business and the assumption of the Agreement by the party to whom the same is sold or transferred.


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

          (D) ATTORNEYS' FEES. Should any litigation or arbitration be commenced between the parties to this Agreement concerning any provision of this Agreement, the expense of all reasonable attorneys' fees and other costs incurred in connection therewith shall be paid by the losing party.

          (e) ENTIRE AGREEMENT. This Agreement constitutes the sole and only agreement of the parties hereto respecting the subject matter hereof. Any prior agreements, promises, negotiations, or representations concerning its subject matter not expressly set orth in this Agreement, are of no force and effect. Without limiting the generality of the foregoing, this Agreement supersedes and renders null and void that certain letter agreement, dated September 24, 1998, by and among you, the Company and SVP SA.

          (f) COUNTERPARTS. This Agreement and any certificates made pursuant hereto, may be executed in any number of counterparts and when so executed all of such counterparts shall constitute a single instrument binding upon all parties hereto notwithstanding the fact that all parties are not signatory to the original or to the same counterpart.

          (g) SECTION HEADINGS. The Section headings used in this Agreement are for reference purposes only, and should not be used in construing this Agreement.

                                                              Very truly yours,

                                                              FIND/SVP, INC.

                                                    By:-------------------------
                                                     Andrew P. Garvin, President

AGREED TO AND ACCEPTED:

---------------------------
   Peter Fiorillo

          To  induce  Peter   Fiorillo  to  enter  into  this   Agreement,   the
undersigned, SVP, SA, hereby guarantees the obligations of the Company hereunder, but only to the extent that the Company is financially incapable of satisfying its obligations hereunder. In connection with the satisfaction of this limited guarantee, SVP, SA shall not be entitled to any set-off for any obligation which Peter Fiorillo may have to SVP, SA (but shall be entitled to any set-off for any obligation which Peter Fiorillo may have to the Company). This guarantee may be proceeded upon by Peter Fiorillo before taking any action against the Company or after action against the Company has been commenced. Any action commenced against SVP, SA under this limited guarantee must be


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commenced by appropriate service of process in France on  an officer or director of SVP, SA and venue for any legal action shall reside solely in France.

                                                    SVP  SA

                                                    By:-------------------------


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